Exhibit 99.1
NORTHWEST SAVINGS BANK
AND NORTHWEST BANCSHARES, INC.
CHANGE IN CONTROL AGREEMENT
     This Change in Control Agreement (the “Agreement”) is made effective as of                      (the “Effective Date”) by and between Northwest Savings Bank, a Pennsylvania savings bank (the “Bank”), and                      (the “Executive”). Any reference to “Company” herein shall mean Northwest Bancshares, Inc., or any successor thereto.
1. TERM OF AGREEMENT
     The term of this Agreement shall be deemed to have commenced as of the “Effective Date” and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date of the Effective Date and continuing at each anniversary date thereafter, the Board of Directors of the Bank (the “Board”) may extend the Agreement for an additional year. The Board will conduct a performance evaluation of Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board’s meeting.
     In the event a Change in Control (as defined in Section 2.3 hereof) occurs, this Agreement shall continue in full force and effect, and shall not terminate or expire until the later of (i) thirty-six (36) months after the Change in Control occurs, or (ii) payment in full of the severance payment under Section 2 hereof (the “Severance Payment”) to Executive.
2. SEVERANCE PAYMENT
     2.1 Right to Severance Payment
     Upon the occurrence of a Change in Control of the Bank or the Company followed, within thirty-six (36) months thereafter, by the termination of Executive’s employment for any reason specified in Section 2.2 below, Executive shall be entitled to the Severance Payment provided under Section 2.5 hereof. In the event termination occurs by reason of death, voluntary retirement, voluntary termination other than for reasons specified in Section 2.2, total and permanent disability, or for Just Cause, the Executive shall not be entitled to a Severance Payment.
     2.2 Reasons for Termination
     Following a Change in Control, Executive shall be entitled to a Severance Payment if Executive terminates employment with the Bank, whether involuntarily or voluntarily for any one or more of the following reasons:
     (a) The Bank terminates the employment of Executive upon or after a Change in Control other than for Just Cause.

     (b) The Bank reduces Executive’s base salary or rate of compensation at any time following a Change in Control.
     (c) The Bank assigns to the Executive any duties inconsistent with Executive’s duties, responsibilities or status with the Bank immediately prior to the Change in Control, or changes his reporting responsibilities, titles or offices; provided, however, that an increase in duties, responsibilities or status accompanied by an increase in base salary (i.e., a promotion) shall not be a reason that would entitle Executive to voluntarily terminate employment hereunder, provided that Executive consents in writing to such promotion.
     (d) The Bank requires Executive to change the location of his job or office, so that Executive will be based at a location more than thirty (30) miles from the location of his job or office immediately prior to the Change in Control, provided that such new location is not closer to Executive’s home.
     (e) The Bank fails to continue in effect any vacation benefits, retirement plans, dental plan, life insurance plan, health, accident or disability plan in which Executive is participating immediately prior to the Change in Control (or plans providing substantially similar benefits), except that this subsection shall not apply to non-discriminatory reductions in benefits which do not constitute a complete abandonment of such plans.
     (f) A successor bank or company fails or refuses to assume the obligations under this Agreement.
     (g) The Bank or its affiliates or any successor company breaches any other provisions of this Agreement.
     Upon the occurrence of any event described in clauses (a), (b), (c), (d), (e), (f) or (g) above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time not to exceed ninety (90) days after the initial event giving rise to said right to elect. The Bank shall have at least thirty (30) days to remedy any condition set forth in clauses (a), (b), (c), (d), (e), (f) or (g) above, provided, however, that the Bank shall be entitled to waive such period and make an immediate payment hereunder.
     2.3 Change in Control
     “Change in Control” of the Bank or the Company shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners’ Loan Act, as amended (“HOLA”), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company’s outstanding securities except for any securities purchased by the Bank’s employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations or financial institutions, and as a result such proxy solicitation a plan of reorganization, merger consolidation or similar transaction involving the Company is approved by the requisite vote of the Company’s stockholders; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.
     2.4 Termination for Just Cause
     Executive shall not have the right to receive a Severance Payment pursuant to Section 2.5 hereof upon Termination for Just Cause. The term “Termination for Just Cause” shall mean termination of employment of Executive because of Executive’s personal dishonesty, incompetence, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, which violation results in gain or personal enrichment of Executive at the expense of the Bank or the Company. For purposes of this paragraph, no act or failure to act on the part of Executive shall be considered “willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive’s action or omission was in the best interest of the Bank. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Just Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Just Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Just Cause. Any stock options granted to Executive under any stock option plan of the Bank, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive’s receipt of Notice of Termination for Just Cause pursuant to Section 3 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Just Cause.

     2.5 Amount of Severance Payment
     In the event Executive becomes entitled to a Severance Payment under the Agreement, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, the following as Severance Payment:
     (a) An amount equal to three (3) times the highest base salary awarded to the Executive during the prior three years paid by the Bank as consideration for Executive’s service during the applicable period, as determined in accordance with this subsection (a), which are includible in the gross income of Executive receiving the same for federal income tax purposes. Additionally, the Executive will be entitled to a pro-rata distribution under any incentive compensation or bonus plan in which they are eligible to participate.
     (b) Continued life insurance coverage and non-taxable medical and dental coverage substantially identical to the coverage maintained by the Bank or its affiliates for Executive prior to the date of termination of employment. Such coverage shall continue for a period of thirty-six (36) months after the date of termination of employment unless Executive obtains other employment following termination of employment under which substantially similar benefits are provided and in which Executive is eligible to participate.
     Notwithstanding the provisions of (a) and (b) above, if Executive is a “Disqualified Individual” within the meaning of Code Section 280G and the Severance Payment is in an amount which includes an “Excess Parachute Payment” within the meaning of Code Section 280G, the Severance Payment hereunder to Executive shall be reduced to the maximum amount which does not include an Excess Parachute Payment. In the event any change in the Code or regulations thereunder should reduce the amount of payments permissible under Code Section 280G on the Effective Date, then the Severance Payment that is payable shall be determined as if such change in the Code or regulations had not been made. The allocation of the reduction of any aggregate payments or benefits of this Section 2 shall be determined by Executive, provided, however, that if it is determined that such election by Executive shall be in violation of Code Section 409A, the allocation of the required reduction shall be pro-rata.
     (c) Notwithstanding the provisions of (a) and (b) above, no payments shall be made hereunder if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank’s capital to be reduced below its minimum capital requirements.
     (d) Executive shall not be required to mitigate damages on the amount of Severance Payment by seeking other employment or otherwise, nor shall the amount of such Severance Payment be reduced by any compensation earned by Executive as a result of employment after termination of employment by the Bank.

     2.6 Time of Severance Payment
     The Severance Payment to which Executive is entitled shall be paid in cash in a lump-sum form commencing not later than thirty (30) days after the termination of Executive’s employment. If Executive should die before all amounts have been paid, such unpaid amounts shall be paid to Executive’s named beneficiary, if living, otherwise to the personal representative of Executive’s estate.
     Notwithstanding the foregoing, in the event Executive is a “Specified Employee” (within the meaning of Treasury Regulations §1.409A-1(i)) no payment shall be made to Executive under this section prior to the first day of the seventh month following the termination of the Executive’s employment in excess of the “permitted amount” under Code Section 409A. For these purposes the “permitted amount” shall be an amount that does not exceed two times the lesser of: (A) the sum of Executive’s annualized compensation based upon the annual rate of pay for services provided to the Bank for the calendar year preceding the year in which Executive has terminated employment with the Bank, or (B) the maximum amount that may be taken into account under a tax-qualified plan pursuant to Code Section 401(a)(17) for the calendar year in which the Executive has terminated employment with the Bank. The payment of the “permitted amount” shall be made within thirty (30) days following the termination of Executive’s employment. Any payment in excess of the permitted amount shall be made to Executive on the first day of the seventh month following the termination of Executive’s employment.
     2.7 Separation from Service
     For purposes of this Section 2, “termination of employment” shall be construed to mean “Separation from Service” as defined in Code Section 409A and the Treasury regulations promulgated thereunder, provided, however, that the Bank and Executive reasonably anticipate that the level of bona-fide services Executive would perform after termination would permanently decrease to a level that is less than 50% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period.
3. NOTICE OF TERMINATION
     (a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.
     (b) “Date of Termination” shall mean (A) if Executive’s employment is terminated for disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason, the date specified in the

Notice of Termination (which, in the case of a Termination for Just Cause, shall be immediate). Except as set forth below in paragraph (c), in no event shall the Date of Termination exceed 30 days from the date Notice of Termination is given.
     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by Executive, in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the earlier of 120 days from the date of the Notice of Termination or the date upon which the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Notwithstanding the foregoing, no compensation or benefits shall be paid to Executive in the event Executive is terminated for Just Cause. In the event that such Termination for Just Cause is found to have been wrongful or such dispute is otherwise decided in Executive’s favor, Executive shall be entitled to receive the Severance Payment set forth in Section 2.5 as if Executive had suffered a termination of employment under Section 2.2.
4. SOURCE OF PAYMENTS
     It is intended by the parties hereto that all Severance Payment(s) provided in this Agreement shall be paid in cash, check or direct deposit from the general funds of the Bank or the Company. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.
5. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS
     This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

6. NO ATTACHMENT
     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.
     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Bank and their respective successors and assigns.
7. AMENDMENT, TERMINATION AND WAIVER
     (a) During the term of the Agreement, the Agreement may be terminated or amended in any respect by an instrument in writing signed by Executive and a resolution adopted by two-thirds of the Board, unless a Change in Control has previously occurred. If a Change in Control occurs, the Agreement no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever.
     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.
8. POST-TERMINATION OBLIGATIONS
     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive’s compliance with paragraph (b) of this Section 8 during the term of this Agreement and for two (2) full years after the expiration or termination hereof.
     (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Employer as may reasonably be required by the Employer in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.
9. NON-COMPETITION
     (a) Upon any termination (whether voluntary or involuntary) of Executive’s employment, other than a termination (whether voluntary or involuntary) in connection with a Change in Control, Executive agrees not to compete with the Bank and the Company for a period of two (2) full years following such termination within one hundred (100) miles of any existing branch of the Bank, the Bank’s subsidiaries, or any subsidiary of the Company, or within one hundred (100) miles of any office for which the Bank, the Bank’s subsidiaries, the Company or a bank subsidiary of the Company has filed an application for regulatory approval, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank and/or the Company. The parties hereto, recognizing that irreparable injury will result to the Bank and/or the Company, its business and property in the event of Executive’s breach of this Subsection 9(a) agree that in the event of any such breach by Executive, the Bank and/or the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive’s partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that Executive’s experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank and/or the Company, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank and/or the Company from pursuing any other remedies available to the Bank and/or the Company for such breach or threatened breach, including the recovery of damages from Executive.
     (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank, the Company and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank and the Company. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank, the Company or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to any federal banking agency with jurisdiction over the Bank, the Company or the Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank or the Company, and Executive may disclose any information regarding the Bank or the Company which is otherwise publicly available. In the event of a breach or threatened breach by the Executive of the provisions of this Section 9, the Bank and/or the Company will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank, the Company or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank or the Company from pursuing any other remedies available to the Bank or the Company for such breach or threatened breach, including the recovery of damages from Executive.
10. OTHER RIGHTS AND BENEFITS NOT AFFECTED
     10.1 Other Benefits
     Except to the extent Executive shall voluntarily agree otherwise, neither the provisions of this Agreement nor the Severance Payments(s) provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish Executive’s rights as an employee of the Bank, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock ownership or any employment agreement or other plan or arrangement.
     10.2 Employment Status
     This Agreement does not constitute a contract of employment or impose on Executive or the Bank any obligation to retain Executive as an employee, to change the status of Executive’s employment, or to change the Bank or the Company’s policies regarding termination of employment.
11. HEADINGS FOR REFERENCE ONLY
     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
12. LEGAL FEES AND EXPENSES
     The Bank or the Company shall pay all reasonable legal fees, costs of litigation, and other reasonable expenses incurred by Executive who is successful in a challenge resulting from the Bank or the Company’s refusal to make the Severance Payment(s) to which Executive becomes entitled under this Agreement, or as a result of the Bank or the Company contesting the validity, enforceability or interpretation of the Agreement, provided, however, that such reimbursement shall occur no later than two and one-half (2 1/2) months after the end of the year in which the dispute is settled or resolved in Executive’s favor.
13. ARBITRATION
     Any dispute or controversy arising under or in connection with the Agreement shall be settled by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within one hundred (100) miles from the location of the Bank, in accordance with rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. All expenses of such arbitration, including the reasonable fees and expenses of the counsel for Executive, shall be borne by the Bank or the Company.
14. APPLICABLE LAW AND SEVERABILITY
     To the extent not preempted by the laws of the United States, the laws of the Commonwealth of Pennsylvania shall be the controlling law in all matters relating to the Agreement. If a provision of this Agreement shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Agreement and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

15. SUCCESSOR TO THE BANK
     The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank’s obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.
16. REQUIRED PROVISION
     Notwithstanding anything herein contained to the contrary, any payments to Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. § 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.
SIGNATURES
     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, on the date set forth below.

NORTHWEST SAVINGS BANK
By:
Date	William J. Wagner, President and Chief
Executive Officer

NORTHWEST BANCSHARES, INC.
By:
Date	William J. Wagner, President and Chief
Executive Officer

EXECUTIVE

Date